UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

FLASR INC.
(Name of Registrant as Specified in Its Charter)

 ____________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FLASR, INC.

1075 Peachtree Street NE, Suite 3650

Atlanta, Georgia 30309

April 17, 2015

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the “Common Stock”) of FLASR Inc., a Nevada corporation (the “Company”), as of the close of business on the record date of March 26, 2015 (the “Record Date”). The purpose of this Information Statement is to notify our stockholders that on March 26, 2015, the Company received a written consent of the Board of Directors of the Company (the “Board”) and of the holder of 86,000,000 shares of Common Stock, representing 76.62% of the issued and outstanding shares of our Common Stock (the “Consent”). The Consent adopted resolutions which authorized the Company to act on a proposal to amend and restate its Articles of Incorporation to increase the amount of authorized shares of Common Stock from 150,000,000 to 500,000,000 shares of common stock.

The Board believes that the amendment to the Articles of Incorporation (the “Amendment”) is beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders.

This Information Statement is being mailed on or about April 17, 2015 to stockholders of record on March 26, 2015 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such action through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

Sincerely,

By:	/s/ Everett Dickson
Everett Dickson
President and Chief Executive Officer

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FLASR, INC.

1075 Peachtree Street NE, Suite 3650

Atlanta, Georgia 30309

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the “Common Stock”) of FLASR Inc., a Nevada corporation (the “Company”), as of the close of business on the record date of March 26, 2015 (the “Record Date”). The purpose of this Information Statement is to notify our stockholders that on March 25, 2015, the Company received a written consent of the Board of Directors of the Company (the “Board”) and of the holder of 86,000,000 shares of Common Stock, representing 76.62% of the issued and outstanding shares of our Common Stock (the “Consent”). The Consent adopted resolutions which authorized the Company to act on a proposal to amend and restate its Articles of Incorporation to increase the amount of authorized shares of Common Stock from 150,000,000 to 500,000,000 common stock

The action will become effective on a date that is not earlier than 21 days after this Information Statement is first mailed to our stockholders.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing actions, and such stockholder has sufficient voting power to approve such actions through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on March 26, 2015 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about April 17, 2015 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company’s Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

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VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Amendment requires the affirmative vote of the holders of a majority of the voting power of the Company. Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing actions, and such stockholders have sufficient voting power to approve such actions through their collective ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the Nevada Revised Statutes (“NRS”) require the affirmative vote of the holders of a majority of the voting power of the Company and provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with our bylaws, our Board of Directors has fixed the close of business on March 26, 2015 as the record date for determining the stockholders entitled to vote or give written consent. The Company has no class of voting stock outstanding other than the Common Stock. As of the record date of March 26, 2015, there were 112,246,664 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of stockholders holding at least 56,123,333 shares of the Common Stock issued and outstanding is necessary to approve the Amendment.

On March 26, 2015, the Board and the holder of 86,000,000 shares of Common Stock, representing 76.62% of the issued and outstanding shares of our Common Stock, executed and delivered to the Company the Consents. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting shares has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Amendment may not be filed with the Secretary of State of the State of Nevada to change the Company’s name until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders. The increase in authorized share capital will become effective upon the filing of the Amendment with the Secretary of the State of Nevada, which is anticipated to be on or about May 15, 2015, twenty (20) days after the mailing of this Information Statement.

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REASON FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 500,000,000 SHARES OF COMMON STOCK.

The Company’s current Articles of Incorporation authorize the issuance of 150,000,000 shares of Common Stock. As of April 10, 2015, there were 112,246,664 shares of Common Stock issued and outstanding. There are currently no authorized shares of preferred stock.

The purpose of the proposed increase in authorized share capital is to make available additional shares of Common Stock for issuance for general corporate purposes without the requirement of further action by the stockholders of the Company. The Company recently concluded four different convertible debt financings. See the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 7, 2015 regarding the details of each of said financings. Said Form 8-K is hereby incorporated herein to this Information Statement by reference. As a condition to each of the financings, each lender requested that the Company maintain a sufficient number of shares of its common stock in reserve in the event any or all of the four lenders informed the Company that it would convert the debenture issued to it. As a result of these convertible debt financings the Company is required to increase the authorized share capital so it has sufficient shares to comply with its covenants with such lenders. Furthermore, and independent of such financings, the Company currently has arrangements and agreements to issue an additional 4,100,000 shares of common stock. In addition, the Company will need additional authorized shares in connection with establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. There is currently no agreement or arrangement with respect to any of the foregoing other than as described above. Increasing the authorized number of shares of the Common Stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from the stockholders.

The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company’s capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing holders of the Company’s Common Stock. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the stockholders of the Company might view as desirable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of March 26, 2015, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 112,246,664 shares of common stock outstanding as of March 26, 2015. The business address of the stockholder listed below is c/o FLASR Inc., 1075 Peachtree Street NE, Suite 3650, Atlanta, Georgia 30309.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Everett Dickson	86,000,000	76.62%

All directors and executive officers as a group (1 person)	86,000,000	76.62%

Effective July 23, 2014, in connection with the acquisition of the 36,000,000 shares described above, Mr. Everett Dickson was appointed President, Chief Executive Officer, Chief Financial Officer and sole director of the Company. On September 16, 2014, the Reporting Person was issued 50,000,000 shares of Common Stock of the Company in consideration for all the issued and outstanding shares of FLASR, Inc. owned by Mr. Dickson.

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INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Other than as described herein, no other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

FLASR Inc.

1075 Peachtree Street NE

Suite 3650

Atlanta, Georgia 30309

By Order of the Board,

By:	/s/ Everett Dickson
Everett Dickson
President and Chief Executive Officer

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(a) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

FLASR INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article II, Section 2.1 of the Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

Authorized Capital Stock. The Corporation is hereby authorized to issue a total of 505,000,000 shares of capital stock consisting of (i) 500,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”) and (ii) 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).

3. The undersigned declare that they constitute at least two-thirds of the following:

☐	(check only one box)	☐	(i) incorporators board of directors

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4. Effective date and time of filing: (optional)

Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

ARTICLE II ☒	☒

Authorized Signature	Authorized Signature

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